Exhibit 10.3
SECOND AMENDMENT TO OFFICE LEASE
This Second Amendment to Office Lease (the “Amendment”), effective May 13, 2015, is made by and between 932936, LLC, a Nevada limited liability company, whose principal place of business for the purpose of the Amendment is 932 Southwood Blvd., Incline Village, Nevada 89451 (“Landlord”), and PDL BioPharma, Inc., a Delaware corporation, whose principal place of business is 932 Southwood Blvd., Suite 101, Incline Village, Nevada 89451 (“Tenant”).
RECITALS
Whereas, Landlord and Tenant entered into that certain Office Lease dated as of May 27, 2014 (the “Lease”) and the Term of the Lease is set to expire on May 31, 2016. The capitalized terms used herein and not otherwise defined have the same meanings and definitions as set forth in the Lease.
Whereas, Landlord and Tenant desire to extend the Term of the Lease until May 31, 2017.
Now, Therefore, in consideration of the foregoing, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:
Article 1. Article 3(a) of the Lease shall be replaced as follows and Exhibit A shall be deleted from the Lease:
Term. The term of this Lease (“Term”) shall commence on June 1, 2014 (“Commencement Date”), and shall expire May 31, 2017 (“Termination Date”), unless extended by mutual agreement of the parties.
Article 2. The Monthly Rent set forth in Article 4 of the Lease shall be replaced and added to as follows:

Year(s)	Monthly	3-Year Term
1 ,2 and 3 (36 Months)	$14,459.62	$520,546.32

Article 3. The Lease, except as amended by this Amendment, continues in full force and effect and embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The Lease may be further amended or supplemented only by an instrument in writing executed by Landlord and Tenant. This Amendment and the Lease, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Article 4.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one instrument. To facilitate execution of this Amendment, the parties may execute and exchange by facsimile or email counterparts of the executed signature pages.

Article 5.    This Amendment shall be construed and interpreted in accordance with the laws of the State of Nevada. The provisions of this Amendment shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.

IN WITNESS HEREOF, the parties have caused this Amendment to be executed on the date set forth above pursuant to proper authority duly granted.

LANDLORD                        TENANT
932936, LLC                        PDL BioPharma, Inc.
A Nevada limited liability company            A Delaware corporation

By:     932936 Management, Inc.             By:    /s/ JOHN MCLAUGHLIN
A Nevada Corporation                Name:     John McLaughlin
Its:     Chief Executive Officer
By:    /s/ SARA SKINNER
Name:     Sara Skinner
Its:     President